Exhibit (e)(3)

TIAA

TIAA-CREF LIFE INSURANCE COMPANY
Home Office: [730 Third Avenue, New York, NY 10017-3206]
Policy Owner Services Administrative Office: [P.O. Box 724508, Atlanta, GA 31139]
Toll Free: [(877) 694-0305]

APPLICATION FOR TERM CONVERSION

Please Print in Black or Blue Ink

SECTION A: Policy Change Elections

Coverage to be Converted:	Coverage Being Converted to:
Term Policy No.: ______	**Select Policy Type -** Permanent Insurance Options: ☐ Universal Life ☐ Variable Universal Life
Base Coverage Amount: $ ______	
Cost-of-Living Coverage Amount: $______	**Face Amount:** $______ Must be equal to the current face amount, or less (minimum face amount = $100,000)
Total Coverage Amount: $ ______	
Balance of Original Policy is to be: ☐ Continued ☐ Terminated	**Initial Premium:** $______
If you are not going to convert the full amount please confirm the balance of the Original Policy: $______ (Must meet the minimum shown in my policy)	**Planned Annual Premium:** $______

SECTION B: Insured Information

1. ______
Full Legal Name of Insured

2. Gender: ☐ M ☐ F 3. Social Security No.: ______ 4. Date of Birth: MM/DD/YYYY

5. Primary Telephone No.: ______ Alternate Telephone No.: ______

6. Email address: ______

7. Preferred Method of Contact: ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.

8. Mailing address: ______ Apt. No.: ______
City: ______ State: ______ Zip: ______

9. United States Citizen? ☐ Yes ☐ No (If "Yes," Proceed to Question No. 10):
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No
Residency Card or Visa No.: ______ Expiration Date: ______
Number of years in United States: ______

10. Birthplace: State ______ Country ______

11. Marital Status: ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union

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SECTION C: Owner Information (Complete if Owner is different from Insured)

☐ Other Person ☐ Trust ☐ Business or Corporation

1. ______________________________
Full Legal Name of Owner
2. Gender: ☐ M ☐ F 3. Social Security No.: ______________ 4. Date of Birth: MM/DD/YYYY
5. Primary Telephone No.: ______________ Alternate Telephone No.: ______________
6. Email address: ______________
7. Preferred Method of Contact: ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.
8. Mailing address: ______________ Apt. No.: ______
City: ______________ State: ______________ Zip: ______________
9. United States Citizen? ☐ Yes ☐ No (If "Yes," Proceed to Question No. 10):
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No
Residency Card or Visa No.: ______________ Expiration Date: ______________
Number of years in United States: ______
10. Birthplace: State ______ Country ______________

If A Trust Owns This Policy, Complete This Section.

1. Full Name of Trust: ______________
2. Name of Trustee: ______________
Additional Trustees: ______________
3. Primary Telephone No.: ______________ Alternate Telephone No.: ______________
4. Email address: ______________
5. Preferred Method of Contact: ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.
6. Mailing address: ______________ Apt. No.: ______
City: ______________ State: ______________ Zip: ______________
7. Trust Taxpayer Identification No.: ______________ 8. Date of Trust: MM/DD/YYYY

If A Business or Corporation Owns This Policy, Complete This Section.

1. Name of Business or Corporation: ______________
2. Name of Corporate Officer: ______________
3. Corporate Officer Title: ______________
4. Primary Telephone No.: ______________ Alternate Telephone No.: ______________
5. Email address: ______________
6. Preferred Method of Contact: ☐ Email ☐ Primary Telephone No. ☐ Alternate Telephone No.
7. Mailing address: ______________ Apt. No.: ______
City: ______________ State: ______________ Zip: ______________
8. Business Taxpayer Identification No.: ______________

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SECTION D: Policy Provisions, Options and Riders

Policy Provisions and Options

1. Death Benefit Option (If unanswered, Option A will be applied):

   ☐ Option A - Level (benefit equals face amount)
   ☐ Option B - Increasing (benefit equals face amount plus policy cash value)
   ☐ Option C - Face Amount + Premium (benefit equals face amount plus premium paid)

2. Definition of Life Insurance Test: ☐ Guideline Premium Test ☐ Cash Value Accumulation Test
   (If unanswered, the Guideline Premium Test will be applied). This election cannot be changed after issue.

3. Insurance Cost Options (If unanswered, the Traditional Age-Based cost will apply):
   ☐ Traditional Age-Based ☐ 10-Year Level Endorsement ☐ 20-Year Level Endorsement

4. Waiver of Monthly Charges: ☐ Yes ☐ No
   (Subject to underwriting review if this rider is newly added)
   Cannot be elected "Yes" if Overloan Protection Endorsement is elected "Yes."

5. Overloan Protection Endorsement: ☐ Yes ☐ No
   (If unanswered, this endorsement will be added. Cannot elect "Yes" if the Waiver of Monthly Charges Rider or Cash Value Accumulation Test is elected "Yes.")

   There is no monthly charge to add this endorsement to the Policy. However, if this Policy becomes Overloaned, at that time the Policy value will be reduced to equal the outstanding loan.

Charitable Giving Benefit Rider

The Charitable Giving Benefit Rider pays, upon the death of the insured, an additional death benefit, over and above the base policy death benefit, equal to one percent (1%) of the base policy's face amount. The additional benefit can be no greater than $100,000. The rider must be elected at or before policy issue and cannot be added after the date of policy issue. The designated beneficiary of this rider must be an institution accredited as a charity with the IRS under section 501(c)(3). TIAA-CREF Life Insurance Company will pay the institution in the name of the deceased insured. The costs and benefits of this rider are paid in their entirety by TIAA-CREF Life Insurance Company. Regardless of whether the policy owner elects or declines this optional rider, there is no additional cost. (This rider may not be available in all states.)

1. Charitable Giving Benefit Rider: ☐ Yes ☐ No
   This rider cannot be added after issue.

2. Name of Qualified Institution: ______________________________

3. Mailing Address: ______________________________

   City: ____________________ State: __________ Zip Code: __________

   Telephone No.: ____________________ Tax ID No.: ____________________

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SECTION E: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive upon the death of the Insured. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. **If percentages are indicated, the total of the percentages in each beneficiary class must equal 100%.**

Note: If a class includes more than one person, the proceeds are divided equally among the living beneficiaries of the class. For example, if you name more than one Primary Beneficiary (Class I) and one of them predeceases the Insured, that Beneficiary's share is divided equally among the surviving Primary Beneficiaries. If no Primary Beneficiary (Class I) is living at the time of Insured's death, the proceeds are payable to the contingent beneficiary(ies) (Class II). If you check yes to Lineal Descendants Per Stirpes (LDPS) and the named beneficiary predeceases you, the monies which would have been paid to that beneficiary will be divided proportionately among his/her children (if any). If there are no living children for that beneficiary their portion will be paid proportionately to the remaining beneficiaries in that class.

Primary Beneficiary(ies) - Please Print

1. Full Legal Name of Beneficiary or Trust and Trustee(s) | Social Security No. or Tax ID No. | MM/DD/YYYY Date of Birth or Date of Trust

Address | City/ST/Zip | (Country of Residence) | Telephone Number

Relationship to Insured(s) | Benefit % | LDPS[1]: ☐ Yes ☐ No | Irrevocable?: ☐ Yes ☐ No

2. Full Legal Name of Beneficiary or Trust and Trustee(s) | Social Security No. or Tax ID No. | MM/DD/YYYY Date of Birth or Date of Trust

Address | City/ST/Zip | (Country of Residence) | Telephone Number

Relationship to Insured(s) | Benefit % | LDPS[1]: ☐ Yes ☐ No | Irrevocable?: ☐ Yes ☐ No

Total benefit % must equal 100%

Contingent Beneficiary(ies) - Please Print

1. Full Legal Name of Beneficiary or Trust and Trustee(s) | Social Security No. or Tax ID No. | MM/DD/YYYY Date of Birth or Date of Trust

Address | City/ST/Zip | (Country of Residence) | Telephone Number

Relationship to Insured(s) | Benefit % | LDPS[1]: ☐ Yes ☐ No | Irrevocable?: ☐ Yes ☐ No

2. Full Legal Name of Beneficiary or Trust and Trustee(s) | Social Security No. or Tax ID No. | MM/DD/YYYY Date of Birth or Date of Trust

Address | City/ST/Zip | (Country of Residence) | Telephone Number

Relationship to Insured(s) | Benefit % | LDPS[1]: ☐ Yes ☐ No | Irrevocable?: ☐ Yes ☐ No

Total benefit % must equal 100%

If more space is needed, an additional sheet may be attached and should be signed and dated by the Owner.

[1] Unless you state otherwise in the table above, the term "Descendants" includes individuals legally adopted or born before and after the signature date of this application and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. Teachers Insurance and Annuity Association of America does not, and cannot, provide you with legal advice. The right to change beneficiaries is reserved to the Owner.

Spousal, Domestic Partner or Civil Union Partner Consent and Waiver – If the Owner and the Owner's spouse, domestic partner or civil union partner currently reside or formerly resided in one of the community property states listed below and if the spouse of the owner is not designated as the beneficiary for at least 50% of the death proceeds of the policy, the Owner's spouse, domestic partner or civil union partner should sign the consent and waiver. [(Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin)]

I, the undersigned spouse, domestic partner or civil union partner, consent to the beneficiary designation of any person or entity to receive the death proceeds from the above identified policy, and to the use of community property to contribute additional premiums to this policy. I understand and intend that this consent and waiver relinquishes any and all interest I may have in the ownership and proceeds of this policy, and any community property used to contribute additional premiums. This consent and waiver is effective as of the date it is signed.

NOTE: This consent and waiver does not affect my right to receive proceeds or income from the proceeds if I am named as a beneficiary of this policy or of a trust that owns this policy.

PLEASE PRINT Name of Spouse, Domestic Partner or Civil Union Partner | Signature of Spouse, Domestic Partner or Civil Union Partner | Date

PLEASE PRINT Name of Witness | Signature of Witness | Date

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

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SECTION F: Premium Payment Information Please complete this section as it will be used for the billing of future premiums. You will receive a notice for the initial premium as it is not required during the application review process. 1. PAYMENT FREQUENCY - Premiums shall be made payable: Annually Semi-Annually Quarterly Monthly (Monthly payments can be made only by electronic funds transfer (EFT)). Lump Sum in the amount of $ 2. PAYMENT METHOD - How do you want to pay your premiums? Check Electronic Funds Transfer (EFT) - EFT is not available for the initial premium. Attach your voided check or savings deposit slip. To authorize payment by EFT, you must provide the following information: Account Type: Checking Savings Bank Transit* No.: Bank Account No.: *Refer to the bottom of your check or savings deposit slip for the 9-digit bank transit number. Name(s) on Account Name and Address of Bank Telephone No. SECTION G: Third Party Notification - Protection Against Unintended Lapse in Coverage Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the policy is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the policy may govern procedure, thereby preventing the policy from any kind of lapse. 1. I elect to have an additional notice regarding any lapse in premium payment sent to a third Yes No party of my choosing. If “Yes,” please provide Name and Residential Address below. 2. Full Legal Name (Title, First, Middle, Last, Suffix): 3. Street Address: Apt. No.: City: State: Zip Code: 4. Telephone No.: 5. Email Address: SECTION H: Mailing Instructions PLEASE RETURN YOUR COMPLETED APPLICATION TO OUR ADMINISTRATIVE OFFICE AT: TIAA-CREF Life Insurance Company [P .O. Box 724508] [Atlanta, GA 31139] Please call us toll-free at [877-694-0305], Monday - Friday from 8:00 a.m. to 6:00 p.m. (ET) if you would like any assistance in completing this conversion application.

SECTION I: Application Authorization GENERAL FRAUD WARNING Any person who, knowingly and with intent to defraud any insurance company or other person, files an application for insurance or a statement of claim for insurance benefits containing materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may be subject to criminal penalties, including confinement in prison, and civil penalties. Such action may entitle the insurance company to deny or void coverage or benefits. Alabama residents, please note: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof. Alaska residents, please note: A person who knowingly and with intent to injure, defraud, or deceive an insurance company files a claim containing false, incomplete, or misleading information may be prosecuted under state law. Arizona residents, please note: For your protection Arizona law requires the following statement to appear on this form. Any person who knowingly presents a false or fraudulent claim for payment of a loss is subject to criminal and civil penalties. Arkansas, Rhode Island and West Virginia residents, please note: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. California residents, please note: For your protection California law requires the following to appear on this form: Any person who knowingly presents false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison. Colorado residents, please note: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies. Delaware residents, please note: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim containing any false, incomplete or misleading information is guilty of a felony. Washington, DC residents, please note: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant. Florida residents, please note: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree. Idaho residents, please note: Any person who knowingly, and with intent to defraud or deceive any insurance company, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. Indiana residents, please note: A person who knowingly and with intent to defraud an insurer files a statement of claim containing any false, incomplete, or misleading information commits a felony. Maine residents, please note: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines and denial of insurance benefits. Minnesota residents, please note: A person who files a claim with intent to defraud or helps commit a fraud against an insurer is guilty of a crime. New Hampshire residents, please note: Any person who with a purpose to injure, defraud, or deceive any insurance company, files a statement of claim containing any false, incomplete, or misleading information is subject to prosecution and punishment for insurance fraud as provided in RSA 638:20. Continued on the next page

SECTION I: Application Authorization (Continued) FRAUD WARNING (Continued) New Mexico residents, please note: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties. Ohio residents, please note: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. Oklahoma residents, please note: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony. Pennsylvania residents, please note: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. Texas residents, please note: Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in state prison. Washington residents, please note: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits. I understand that any change will not be effective unless and until TIAA-CREF Life Insurance Company (a) received all premiums and any other amounts due; (b) approves the conversion. I understand that any waiver of the Company’s rights or requirements or modification of any contract will bind TIAA-CREF Life Insurance Company only if it is in writing and signed by the President or a duly authorized officer of the company. To the best of my knowledge and belief, all of the answers contained herein are true and complete. This application will be attached to and made a part of the issued policy. A X Signature of Insured or Authorized Person Signed at (City and State) Date B X Signature of Owner or Authorized Person Signed at (City and State) Date C X Signature of Primary Trustee / Corporate Officer Signed at (City and State) Date Additional Trustee Signatures: X Trustee Signature Date X Trustee Signature Date D Any irrevocable beneficiary (ies) on record must sign and date the below form acknowledging the new beneficiary designation: X Signature of Irrevocable Beneficiary Signed at (City and State) Date X Signature of Irrevocable Beneficiary Signed at (City and State) Date